UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 3, 2017

CareTrust REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-36181	46-3999490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Registrant’s telephone number, including area code: (949) 542-3130

905 Calle Amanecer, Suite 300, San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01	Regulation FD Disclosure

On October 3, 2017, CareTrust REIT, Inc. (the “Company”) issued three press releases announcing the completion of three acquisitions. Copies of these press releases are furnished with this Current Report on Form 8-K as Exhibits 99.1, 99.2, and 99.3 respectively, and are incorporated herein by reference. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01. Other Items.

On October 1, 2017, the Company, through its operating partnership, CTR Partnership, L.P. (the “Operating Partnership”), completed three acquisitions involving thirteen healthcare facilities located in Idaho, Virginia and Washington.

•
In the first transaction, the Operating Partnership acquired seven skilled nursing facilities in Idaho in a two-step acquisition. These facilities were acquired for approximately $65.5 million ($29.9 million of which related to the three facilities acquired in the first phase of the closing completed on September 1, 2017), inclusive of transaction costs. In connection with this acquisition, the Operating Partnership amended its existing triple-net master lease with affiliates of Cascadia Healthcare, LLC.  This amended lease is scheduled to generate additional annual cash rent of approximately $5.92 million.

•
In the second transaction, the Operating Partnership acquired three seniors housing communities in Virginia. These communities were acquired for approximately $18.2 million, inclusive of transaction costs. In connection with this acquisition, the Operating Partnership amended its existing triple-net master lease with affiliates of Twenty/20 Management, Inc. This amended lease is scheduled to generate additional annual cash rent of approximately $1.54 million.

•
In the third transaction, the Operating Partnership acquired three skilled nursing facilities in Washington. These facilities were acquired for approximately $12.2 million, inclusive of transaction costs. In connection with this acquisition, the Operating Partnership amended its existing triple-net master lease with affiliates of Five Oaks Healthcare, LLC. This amended lease is scheduled to generate additional annual cash rent of approximately $1.14 million.

Each of the transactions was funded using the Company’s $400 million unsecured revolving credit facility.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibits	Description

99.1	Press Release of the Company, dated October 3, 2017

99.2	Press Release of the Company, dated October 3, 2017

99.3	Press Release of the Company, dated October 3, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2017	CARETRUST REIT, INC.

	By:	/s/ William M. Wagner
William M. Wagner
Chief Financial Officer and Treasurer